UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

DarkPulse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18730	87-0472109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8760 Virginia Meadows Dr.
Manassas, Virginia	20109
(Address of principal executive offices)	(Zip Code)

(800) 436-1436

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

DarkPulse, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (“Amendment No. 1”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission  on August 27, 2018 (the “Initial Report”), to correct the references to the funding tranche amounts in Item 1.01 of the Initial Report. The information previously reported in Items 2.03, 3.02, and 9.01 of the Initial Report is hereby incorporated by reference into this Amendment No. 1.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective August 24, 2018, the Company entered into a securities purchase agreement with More Capital, LLC, a Minnesota limited liability company (“More”), providing for and issuing to More a convertible promissory note in the aggregate principal amount of $152,000, with a $20,000 original issue discount and $7,000 in transactional expenses due to More, and funding in tranches of $70,000 and $55,000 to DarkPulse, with the initial $70,000 tranche funded to the Company on August 24, 2018. The note bears interest at the rate of 12% per annum, is due and payable on February 20, 2019, and may be converted by More at any time after funding into shares of Company common stock at a conversion price equal to 60% of the average of the three lowest trading prices of the Company’s common stock during the 20 prior trading days.

The foregoing description of the note is qualified by reference to the full text of note, which is attached as Exhibit 10.1 to the Initial Report and incorporated by reference in this Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DarkPulse, Inc.

Dated: August 28, 2018	By: /s/ Dennis M. O’Leary
Dennis M. O’Leary CEO & Chairman